UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2015

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 2, 2015, Christopher A. McGinnis, age 44, was appointed as the Vice President, Controller and Chief Accounting Officer of Express Scripts Holding Company (the “Company” or “Express Scripts”) and as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. Christopher K. Knibb, who previously served as the principal accounting officer, continues employment at Express Scripts as Vice President, Financial Planning and Analysis.

Mr. McGinnis previously served as Vice President, Finance and Investor Relations from August 2014 to August 2015, as Vice President, Legal and Business Development from April 2012 to July 2014, and as Assistant General Counsel from April 2010 to April 2012. Prior to joining Express Scripts in March 2008, Mr. McGinnis held various legal, accounting, and business development roles with previous employers. Mr. McGinnis is a certified public accountant.

Mr. McGinnis will receive a customary compensation package. He will receive an annual salary commensurate with his duties and an opportunity to earn an annual bonus pursuant to the Company’s annual bonus plan. Upon his appointment as the principal accounting officer, he is expected to receive a one-time long term incentive grant consisting of non-qualified stock options and restricted stock units and he continues to be eligible to participate in the Company’s annual equity award program. He is also eligible to participate in the Company’s Executive Deferred Compensation Plan. He has signed the Company’s standard non-disclosure and non-competition agreement and intellectual property assignment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: September 4, 2015	By:	/s/ Martin P. Akins
Martin P. Akins
Deputy General Counsel